Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of ProShares Trust of our reports dated July 28, 2017, relating to the financial statements and financial highlights, which appears in each of the Funds’ (as listed in Exhibit I) Annual Report on Form N-CSR for the year ended May 31, 2017. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

September 29, 2017

Exhibit I

S&P 500 Dividend Aristocrats ETF

S&P MidCap 400 Dividend Aristocrats ETF

Russell 2000 Dividend Growers ETF

MSCI EAFE Dividend Growers ETF

MSCI Europe Dividend Growers ETF

MSCI Emerging Markets Dividend Growers ETF

Morningstar Alternatives Solution ETF

DJ Brookfield Global Infrastructure ETF

Global Listed Private Equity ETF

Large Cap Core Plus

S&P 500 Ex-Energy ETF

S&P 500 Ex-Financials ETF

S&P 500 Ex-Health Care ETF

S&P 500 Ex-Technology ETF

High Yield-Interest Rate Hedged

Investment Grade-Interest Rate Hedged

Short Term USD Emerging Markets Bond ETF

Hedge Replication ETF

Managed Futures Strategy ETF

Merger ETF

RAFI® Long/ Short

K-1 Free Crude Oil Strategy ETF

Inflation Expectations ETF

CDS Short North American HY Credit ETF

Short S&P500®

Short QQQ®

Short Dow30SM

Short MidCap400

Short Russell2000

Short SmallCap600

UltraShort S&P500®

UltraShort QQQ®

UltraShort Dow30SM

UltraShort MidCap400

UltraShort Russell2000

UltraShort SmallCap600

UltraPro Short S&P500®

UltraPro Short QQQ®

UltraPro Short Dow30SM

UltraPro Short MidCap400

UltraPro Short Russell2000

Short Basic Materials

Short Financials

Short Oil & Gas

Short Real Estate

UltraShort Basic Materials

UltraShort Nasdaq Biotechnology

UltraShort Consumer Goods

UltraShort Consumer Services

UltraShort Financials

UltraShort Gold Miners

UltraShort Health Care

UltraShort Industrials

UltraShort Oil & Gas

UltraShort Real Estate

UltraShort Semiconductors

UltraShort Technology

UltraShort Utilities

UltraPro Short NASDAQ Biotechnology

UltraPro Short Financial Select Sector

Short MSCI EAFE

Short MSCI Emerging Markets

Short FTSE China 50

UltraShort MSCI EAFE

UltraShort MSCI Emerging Markets

UltraShort FTSE Europe

UltraShort MSCI Brazil Capped

UltraShort FTSE China 50

UltraShort MSCI Japan

Short 7-10 Year Treasury

Short 20+ Year Treasury

Short High Yield

UltraShort 7-10 Year Treasury

UltraShort 20+ Year Treasury

UltraPro Short 20+ Year Treasury

Ultra S&P500®

Ultra QQQ®

Ultra Dow 30SM

Ultra Mid Cap400

Ultra Russell2000

Ultra SmallCap600

UltraPro S&P500®

UltraPro QQQ®

UltraPro Dow30SM

UltraPro MidCap400

UltraPro Russell2000

Ultra Basic Materials

Ultra Nasdaq Biotechnology

Ultra Consumer Goods

Ultra Consumer Services

Ultra Financials

Ultra Gold Miners

Ultra Health Care

Ultra Industrials

Ultra Oil & Gas

Ultra Real Estate

Ultra Semiconductors

Ultra Technology

Ultra Telecommunications

Ultra Utilities

UltraPro NASDAQ Biotechnology

UltraPro Financial Select Sector

Ultra MSCI EAFE

Ultra MSCI Emerging Markets

Ultra FTSE Europe

Ultra MSCI Brazil Capped

Ultra FTSE China 50

Ultra MSCI Japan

Ultra 7-10 Year Treasury

Ultra 20+ Year Treasury

Ultra High Yield

Hedged FTSE Europe ETF

Hedged FTSE Japan ETF

USD Covered Bond

German Sovereign/ Sub-Sovereign ETF

UltraShort 3-7 Year Treasury

UltraShort MSCI Mexico Capped IMI

Short S&P Regional Banking

UltraShort Oil & Gas Exploration & Production

UltraShort TIPS

Ultra Junior Miners

Ultra Oil & Gas Exploration & Production

Ultra S&P Regional Banking

Ultra MSCI Mexico Capped IMI